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                                                                     EXHIBIT 5.1


                         [KIRKLAND & ELLIS LETTERHEAD]



                                  June 24, 2003





Dura Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309


              Re:      Dura Automotive Systems, Inc.
                       Registration Statement on Form S-8

Dear Ladies and Gentlemen:

         We are acting as special counsel to Dura Automotive Systems, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 500,000 shares of the Company's Class A Common Stock which are issuable under the Dura Automotive Systems, Inc. Employee Stock Discount Purchase Plan, as amended, pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended ("the Act") (such registration statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

         In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary for the purposes of this opinion, including the following: (a) the Amended and Restated Certificate of Incorporation of the Company, as amended; (b) the Amended and Restated By-laws of the Company; (c) the Employee Stock Discount Purchase Plan, as amended; and (d) the Registration Statement and exhibits thereto. With respect to the matters of fact necessary to the rendering of the opinions contained herein, we have obtained or been furnished with, and have relied upon, such certificates and assurances from officers and representatives of the Company and such public officials as we have deemed necessary or appropriate.

         In rendering the opinions expressed below, we have assumed, with your permission and without independent verification, that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and authorized (other than that of the Company), all documents submitted to us as originals or duplicate originals are authentic, all documents submitted to us as copies, whether certified or not, conform to authentic original documents, all parties (other than the Company) to the documents reviewed by us have full power and authority to execute, to deliver and to perform their obligations under such documents

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                            [KIRKLAND & ELLIS LOGO]



Dura Automotive Systems, Inc.
June 24, 2003
Page 2


and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly executed by such parties, and have been duly delivered by such parties.

         Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that each share of Class A Common Stock registered under the Registration Statement and issuable under the Employee Stock Discount Purchase Plan will be validly issued, fully paid and non-assessable, if and when the following conditions are satisfied:

                  a. the Registration Statement becomes effective;

                  b. such share is issued and sold in accordance with the terms of the Employee Stock Discount Purchase Plan;

                  c. the purchaser pays the full consideration for such share as required by the terms of the Employee Stock Discount Purchase Plan; and

                  d. the Company takes the actions necessary to cause delivery of a valid certificate representing such share.

         This opinion is limited to the specific issued addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



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                            [KIRKLAND & ELLIS LOGO]



Dura Automotive Systems, Inc.
June 24, 2003
Page 3


         This opinion is furnished to you in connection with the filing of the Registration Statement, is solely for your benefit and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by you for any other purpose, without our prior consent.

                                              Very truly yours,




                                              /s/ Kirkland & Ellis
                                              Kirkland & Ellis